Exhibit 3.12

BY-LAWS

OF

ACI-CANADA, INC.

ARTICLE I

OFFICES

The principal office of the corporation in the State of Minnesota shall be located in the City of Arden Hills, County of Ramsey County, or at such other place as the Board of Directors shall designate.

The registered office of the corporation, required by the Minnesota Business Corporation Code to be maintained in the State of Minnesota, may be, but need not be, identical with the principal office in the State of Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1. Regular Meeting. The regular meeting of the shareholders shall be held on the 31st of March in each year, beginning with the year 1999 at the hour of 10:00 a.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the regular meeting shall be a legal holiday in the State of Minnesota, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any regular meeting of the shareholders, or at any adjournment thereof the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

If a regular meeting of the shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding one percent or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the Chief Executive Officer/President or the Chief Financial Officer/Treasurer of the corporation. Within 30 days after receipt of the demand by one of those officers, the board shall cause a regular meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a regular meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes may be called at any time, by:

(a) The Chief Executive Officer/President;

(b) The Chief Financial Officer/Treasurer;

(c) One or more directors;

(d) A shareholder or shareholders holding ten percent or more of the voting shares by written notice of demand given to the Chief Executive Officer/President or Chief Financial Officer/Treasurer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of the demand by one of those officers, the board shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a special meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the corporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for regular meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Minnesota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer/President, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with the law or these bylaws.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders either written notice denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy is valid for 11 months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy with an officer of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the corporation before the proxy exercises the authority under that appointment Unless the appointment specifically provides otherwise, if two or more persons are appointed as proxies for a shareholder, any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and if no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies determine. If the proxies are equally divided, the shares shall not be voted. Unless the appointment of a proxy contains a restriction, limitation, or specific reservation of authority, the corporation may accept a vote or action taken by a person named or, the appointment. The vote of a proxy is final, binding, and not subject to challenge.

Section 9. Voting of Shares. Unless otherwise provided by these By-Laws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Except for shares held in a fiduciary capacity, shares of a corporation registered in the name of a subsidiary are not entitled to vote on any matter. Shares of a corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity are not entitled to vote on any matter; except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the corporation binding instructions on how to vote the shares. Shares under the control of a person in a capacity as a personal representative, an administrator, executor, guardian, conservator, or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. Shares registered in the name of an organization not described above may be voted either in person or by proxy by the legal representative of that organization. A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 12. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be established by the Board of Directors. Each director shall hold office for an indefinite term until the next regular meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Minnesota or shareholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the regular meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution. If no resolution is passed, the meeting shall be held at the principal executive office of the corporation.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by law or these By-Laws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

Section 6. Notice. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting has substantially the same effect as the proposal to which the director has consented or objected.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be a Chief Executive Officer/President, Secretary and Chief Financial Officer/Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each regular meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the absence of an election or appointment of officers by the board, the person or persons exercising the principal functions of the Chief Executive Officer/President or the Chief Financial Officer/Treasurer are deemed to have been elected to those offices, except for the purpose of determining the location of the principal executive office, which in that case is the registered office of the corporation.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer/President. The Chief Executive Officer/President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless the Board of Directors establishes separate office of Chief Executive Officer, the President shall carry out the statutory functions of the Chief Executive Officer. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer/President and such other duties as may be prescribed by the Board of Directors from time to time.

The Board of Directors, at their discretion, may elect different persons to be President and to be Chief Executive Officer.

Section 6. The Vice President. The Vice President shall be the assistant to the President/Chief Executive Officer and shall perform such duties as may be prescribed or requested by the President/Chief Executive Officer or the Board of Directors from time to time.

Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer/President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors: (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 8. The Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall: (a) have charge and custody of and be responsible for all funds and Securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Chief Financial Officer/Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer/President or by the Board of Directors. If required by the Board of Directors, the Chief Executive Officer/President shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer/President and by the Chief Financial Officer/Treasurer. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be as designated from time to time by the Board of Directors.

ARTICLE VIII

DISTRIBUTIONS

The Board of Directors may, from time to time, declare and the corporation may pay distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall comply with all applicable legal requirements.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Minnesota Business Corporation Code, a waiver thereof given orally and in person or in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

ARTICLE XII

EXECUTIVE COMMITTEE

Section 1. Appointment. The Board of Directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereto of, or amending the By-Laws of the corporation.

Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until bis successor is designated as a member of the executive committee and is elected and qualified.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the Chief Executive Officer/President of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

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The undersigned states that the By-Laws of ACI-Canada, Inc. as set forth above were adopted at a meeting of the Board of Directors held on the 24th day of November, 1998.

/s/ Ronald S. Leander
Ronald S. Leander, Assistant Secretary